UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 11, 2013

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On March 11, 2013, a subsidiary of Franklin Covey Co. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with NinetyFive 5 LLC (“NinetyFive 5”) and the other parties thereto, to acquire substantially all of the assets of NinetyFive 5.  NinetyFive 5 provides sales success training services.   The closing of the purchase occurred on March 11, 2013.  The consideration for the assets purchased consists of $4.2 million, the assumption of certain liabilities, and potential earnout payments up to a maximum of $8.5 million based on cumulative EBITDA as set forth in the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as an exhibit to this Current Report on Form 8-K.

Item 7.01     Regulation FD Disclosure

On March 11, 2013, the Company issued a press release announcing that it had entered into the Agreement as described in Item 1.01 above.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits:
2.1
Asset Purchase Agreement made as of March 11, 2013 by and among NinetyFive 5 LLC and Franklin Covey Client Sales, Inc. and the other parties thereto (the Company undertakes to furnish a copy of any omitted schedule or similar attachments to the Securities and Exchange Commission upon request)

99.1	Press release dated March 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	March 13, 2013	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1 99.1
Asset Purchase Agreement made as of March 11, 2013 by and among NinetyFive 5 LLC and Franklin Covey Client Sales, Inc. and the other parties thereto (the Company undertakes to furnish a copy of any omitted schedule or similar attachments to the Securities and Exchange Commission upon request)

Press release dated March 12, 2013